Exhibit 10.66

FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement (this “Amendment”), is entered into as of February 21, 2017 (the “First Amendment Effective Date”), by Newpark Resources, Inc., a Delaware corporation (“Newpark”), Newpark Drilling Fluids LLC, a Texas limited liability company (“Newpark Drilling”), Newpark Mats & Integrated Services LLC, a Texas limited liability company (“Newpark Mats”), Excalibar Minerals LLC, a Texas limited liability company (“Excalibar”), and Dura-Base Nevada, Inc., a Nevada corporation (“Dura-Base” and collectively with Newpark Drilling, Newpark Mats, Excalibar, and Newpark, the “Borrowers” and each a “Borrower”), the undersigned lenders party to the Credit Agreement described below, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.
INTRODUCTION
A.    The Borrowers, the Administrative Agent and the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), are parties to that certain Credit Agreement dated as of May 12, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).
B.    The Borrowers desire to amend the Credit Agreement as set forth herein in order to, among other things, (i) provide for the recently issued convertible senior unsecured notes due 2021 of the Borrower in the aggregate amount of $100,000,000 and (ii) permit the proposed Terrafirma Transaction (defined below).
C.    The Administrative Agent and the Required Lenders are willing to amend the Credit Agreement on the terms and conditions set forth in this Amendment.
THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrowers, the Required Lenders, and the Administrative Agent hereby agree as follows:
Section 1.Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2.Amendment to Credit Agreement.
(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
“2017 Convertible Notes Temporary Reserve” means a reserve in an amount requested by Newpark to be imposed in respect of its future repayment of the 2017 Convertible Notes which, if requested, will be imposed by the Administrative Agent in the requested amount and will be released upon the earlier of (i) the 2017 Convertible Notes Repayment Date and (ii) Borrowers’ deposit of cash and Cash Equivalents (including the proceeds of a Borrowing) in an escrow account with the Administrative Agent in amount sufficient to satisfy the 2017 Convertible Notes in full at their maturity, it being understood that such reserve will be released as and to the extent necessary for the Borrowers to obtain a Borrowing to fund such escrow account as provided above.

“2021 Convertible Notes” means the 4.00% convertible senior unsecured notes of Newpark due 2021 in an aggregate principal amount of $100,000,000 issued and sold pursuant to the 2021 Convertible Notes Documents.
“2021 Convertible Notes Documents” means (a) the Indenture for the 2021 Convertible Notes dated as of December 5, 2016, between Newpark and Wells Fargo Bank, National Association, a national banking association, as trustee (b) the 2021 Convertible Notes and (c) all other agreements, instruments and other documents, if any, pursuant to which the 2021 Convertible Notes have been issued or otherwise setting forth the terms of the 2021 Convertible Notes.
“Acceptable Convertible Notes Repurchase” means the repurchase, defeasance, redemption, exchange or other satisfaction in full or in part of the 2017 Convertible Notes or the 2021 Convertible Notes (or both), as the case may be; provided that, immediately after giving effect thereto, (a) Availability is no less than the lesser of (i) the Aggregate Commitments and (ii) $50,000,000 and (b) Liquidity is no less than $70,000,000.
“First Amendment” means that certain First Amendment to Credit Agreement dated as of February 21, 2017 among the Borrowers, the Administrative Agent and the Lenders party thereto.
“Terrafirma” means Terrafirma Roadways Limited, an England and Wales company and an indirect Subsidiary of Newpark Drilling.
“Terrafirma Transaction” means a transaction or series of transactions, howsoever characterized, whether as any one or more of a Disposition, Investment, transaction with an Affiliate or otherwise, proposed by Dura-Base and Terrafirma pursuant to which (i) Dura-Base will sell to Terrafirma certain Mats previously leased to Terrafirma for a purchase price of approximately $25,000,000.00, and (ii) as consideration therefor and to evidence other Indebtedness of Terrafirma to Dura-Base, Terrafirma will deliver to Dura-Base its interest bearing promissory note in the amount of approximately $29,000,000.00 and payable in equal monthly installments of principal plus interest over a term of approximately ten (10) years.
(b)Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Acceptable 2017 Convertible Notes Repurchase”.
(c)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definitions of “Availability Reserve”, “Change of Control”, “Immaterial Domestic Subsidiary”, “Loan Documents”, “Maturity Date”, “Permitted Purchased Notes” and “Restricted Payments” to read in full as follows:
“Availability Reserve” means the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the Bank Product Reserve; (c) the Dilution Reserve; (d) the Inventory Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Administrative Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the 2017 Convertible Notes Temporary Reserve to the extent then in effect; and (g) such additional reserves, in such amounts and with respect to such matters, as Administrative Agent in its Permitted Discretion may elect to impose from time to time.

“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of Newpark entitled to vote for members of the board of directors or equivalent governing body of Newpark on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    Newpark ceases to own, beneficially and of record, directly or indirectly, all Equity Interests in each of the other Borrowers; or
(c)    a “change of control”, a “fundamental change” or any comparable term under, and as defined in, any 2017 Convertible Notes Documents, any 2021 Convertible Notes Documents, any instrument evidencing Indebtedness permitted under Section 7.02(g) or any other significant Indebtedness shall have occurred.
“Immaterial Domestic Subsidiary” means shall mean any Domestic Subsidiary that (i) does not own any Collateral, (ii) does not guaranty any obligations with respect to the 2017 Convertible Notes or the 2021 Convertible Notes, (iii) generates less than 5.0% of Consolidated EBITDA for the Measurement Period most recently ended for which financial statements of Newpark are available, and (iv) owns net assets that have an aggregate fair market value of less than 5.0% of Consolidated Tangible Assets of Newpark as of the end of the fiscal quarter most recently ended; provided that if any two or more Domestic Subsidiaries generate more than 10% of Consolidated EBITDA in the aggregate for any such Measurement Period, then one or more of such Domestic Subsidiaries will be deemed not to qualify as an Immaterial Domestic Subsidiary during such Measurement Period in order to prevent the foregoing 10% limitation from being exceeded.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) any arrangements entered into by any L/C Issuer and any Borrower pursuant to Section 2.03(a)(iii)(E), (h) the First Amendment, and (i) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement.
“Maturity Date” means the earliest to occur of:
(a)    March 6, 2020; and
(b)    June 30, 2017, if either (i) the 2017 Convertible Notes Repayment Date has not occurred by June 30, 2017 or (ii) subject to the conditions set forth in the last sentence of Section 7.14, Borrowers fail to deposit cash and Cash Equivalents (including the proceeds of a Borrowing), such cash and Cash Equivalents to be unrestricted or subject solely to a Lien in favor of Administrative Agent, in an escrow account with the Administrative Agent in an amount which, together with the 2017 Convertible Notes Temporary Reserve, is sufficient to satisfy the 2017 Convertible Notes in full at their maturity.
“Permitted Purchased Notes” means those 2017 Convertible Notes and 2021 Convertible Notes repurchased, redeemed or otherwise satisfied by Newpark or any other Loan Party in accordance with Section 7.14(f).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment; provided, that, for the avoidance of doubt, a “Restricted Payment” shall not include any payment in respect of the 2017 Convertible Notes or the 2021 Convertible Notes funded by the sale or issuance of Newpark’s Equity Interests.
(d)Section 1.01 of the Credit Agreement is hereby amended by amending the introductory clause of the definition of “Borrowing Base” to read as follows:
“Borrowing Base” means, on any date of determination, an amount equal to the lesser of (a) the Aggregate Commitments minus the 2017 Convertible Notes Temporary Reserve to the extent then in effect or (b) the sum, without duplication, of the following:
(e)Section 1.01 of the Credit Agreement is hereby amended by amending clause (c) of the definition of “Permitted Acquisition” to read as follows:
(c) no Indebtedness is assumed or incurred except as permitted by Section 7.02, and no Liens are assumed or incurred except as permitted by Section 7.01(n);
(f)Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), Newpark may from time to time, request an increase in the Aggregate Commitments in an amount up to but not exceeding (giving effect to all such increases) $150,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) Newpark may make a maximum of five (5) such requests and (iii) such increase is permitted by the 2017 Convertible Notes Documents and the 2021 Convertible Notes Documents assuming the increased Commitments as at the time of such increase are fully drawn. At the time of sending such notice, Newpark (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(g)Section 6.12(d) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(d)    Upon any Domestic Subsidiary becoming a guarantor of any of the 2017 Convertible Notes or 2021 Convertible Notes, such Person shall be deemed to be a “Guarantor” for purposes of this Agreement and Newpark shall promptly cause such Person to duly execute and deliver to the Administrative Agent a Guaranty, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents and to deliver such other Loan Documents and take such other actions specified in clauses (a) and (b) above within the time frames specified therein.
(h)Clause (j) of Section 7.02 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(j)    Indebtedness arising under Permitted Sale Leaseback Transactions or the Terrafirma Transaction.
(i)Clause (c) of Section 7.03 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(c) (i) Investments by Newpark and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by Newpark and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of Newpark that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) the Terrafirma Transaction;
(j)Clause (e) of Section 7.05 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(e)    Dispositions pursuant to a Permitted Sale Leaseback Transaction or the Terrafirma Transaction.
(k)Section 7.08 of the Credit Agreement is hereby amended by amending and restating the proviso at the end of such section in its entirety to read in full as follows:
provided that the foregoing restriction shall not apply to transactions solely between or among the Loan Parties or the Terrafirma Transaction.
(l)Clause (f) of Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(f) an Acceptable Convertible Notes Repurchase, and
(m)The last sentence of Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
During the period from June 1, 2017 through June 30, 2017, Borrowers may (i) deposit the proceeds of any Borrowing, cash or other Cash Equivalents in an escrow account with the Administrative Agent and (ii) request the Administrative Agent to impose a 2017 Convertible Notes Temporary Reserve; provided that the sum of the funds deposited in an escrow account under clause (i) above and the reserve imposed under clause (ii) above shall not be less than the amount needed for the future settlement in full of the balance of the 2017 Convertible

Notes; provided further that (A) immediately after giving effect to any Borrowing to effect the funding of such escrow as provided above and the imposition of the 2017 Convertible Notes Temporary Reserve, Availability is no less than $25,000,000, (B) the Consolidated Fixed Charge Coverage Ratio as of March 31, 2017 is greater than 1.25 to 1.00, and (C) no earlier than 90 days prior to the funding of such escrow, (1) the Administrative Agent has obtained appraisals of the Borrowers’ Inventory reasonably satisfactory to the Administrative Agent and (2) the Administrative Agent has conducted a field examination reasonably satisfactory to the Administrative Agent; it being expressly agreed and understood that any appraisals and field examinations obtained by the Administrative Agent in accordance with Section 6.10 or any other provision of this Agreement shall satisfy the requirements of this clause (iii) so long as the same were obtained by the Administrative Agent no earlier than 90 days, nor later than 15 days, prior to the funding of such escrow as provided above.
(n)Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 7.15    Amendments, Etc. Amend, modify or change in any manner any term or condition of the 2017 Convertible Notes, the 2017 Convertible Notes Documents, the 2021 Convertible Notes, the 2021 Convertible Notes Documents or any Indebtedness set forth on Schedule 7.02, except for (a) any refinancing, refunding, renewal or extension thereof permitted by Sections 7.02(d) or 7.02(g), as applicable, (b) with respect to the 2017 Convertible Notes, the 2017 Convertible Notes Documents, the 2021 Convertible Notes and the 2021 Convertible Notes Documents, any amendments or modifications made to (i) cure any ambiguity, defect or inconsistency or if the current maturity thereof is on or prior to the maturity hereof, extend the maturity thereof, (ii) evidence or provide for the acceptance of appointment by a successor trustee or effect any similar immaterial administrative modifications or (iii) supplemental indentures to the 2017 Convertible Notes Documents or the 2021 Convertible Notes Documents made solely to add guarantors, or (c) any amendment, modification or change thereto, provided that (i) the terms of such amendment, modification or change satisfy the requirements of the proviso of Section 7.02(g) and (ii) such amendment, modification or change could not materially and adversely affect the interests of the Administrative Agent or the Lenders under the Loan Documents.
(o)Restatement of Schedule 3.5(c) and Schedule 3.9 of the Security Agreement. Schedule 3.5(c) and Schedule 3.9 of the Security Agreement are hereby amended and restated in their respective entirety in the form of Schedule 3.5(c) and Schedule 3.9 to this Amendment.
Section 3.Limited Waiver. The Borrowers have advised the Administrative Agent and the Lenders that the Borrowers failed to include (a) on Schedule 3.5(c) of the Security Agreement two promissory notes executed by Terrafirma in favor of Dura-Base and (b) on Schedule 3.9 of the Security Agreement certain business locations of the Borrowers where tangible items of Collateral are kept in accordance with the terms and provisions of such Section (collectively, the “Specified Failures to Disclose”). While the Borrowers do not believe that either of the Specified Failures to Disclose constitutes a Default or Event of Default under the Credit Agreement, out of an abundance of caution, the Borrowers wish to have the Required Lenders waive any possible Default or Event of Default arising therefrom. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Required Lenders hereby waive any possible Default or Event of Default arising solely from the Specified Failures to Disclose. The limited waiver provided in this Section 3 shall apply solely with regard to any possible Default or Event of Default arising from the Specified Failures to Disclose, and nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of the Borrowers which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which constitutes (or would constitute) a Default or Event of Default. Neither the Lenders nor the Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to any other provision of the Credit Agreement or any other Loan Document.
Section 4.Representations and Warranties. The Loan Parties each represent and warrant that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity or the enforcement of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) after giving effect to this Agreement, the representations and warranties of Newpark and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) after giving effect to this Agreement, no Default or Event of Default exists under the Loan Documents; (e) the Liens under the Collateral Documents are valid and subsisting and secure the Secured Obligations (as defined in the Security Agreement); and (f) no Loan Party has any defense to payment, counterclaim, or right of setoff with respect to any of the Obligations existing as of the First Amendment Effective Date.
Section 5.Effect on Loan Documents. Except as amended hereby or in accordance herewith, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Except as provided in Section 3 hereof, nothing herein shall act as a waiver of any of the Administrative Agent’s or any Lender’s rights under the Loan Documents as amended, including the waiver of any Default or Event of Default. The Loan Parties acknowledge and agree that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under the other Loan Documents.
Section 6.Conditions to Effectiveness. This Amendment shall be effective on the date on which each of the following conditions has been satisfied:
(a)Counterparts. The Administrative Agent’s receipt of the following (which may be by electronic transmission), and in the case of documents delivered by a Borrower, each properly executed by a Responsible Officer of such Borrower, each dated the First Amendment Effective Date and each in form and substance satisfactory to the Administrative Agent and each of the Lenders party hereto:
(i)counterparts of this Amendment executed by the Borrowers, the Administrative Agent and the Required Lenders;
(ii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Borrower is a party; and

(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is in good standing in the jurisdiction of its incorporation or formation.
(b)Expenses. Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (including, if applicable, any local counsel) to the extent invoiced prior to the First Amendment Effective Date.
(c)Other Documents. The Administrative Agent shall have been provided with such documents, instruments and agreements, and the Loan Parties shall have taken such actions, in each case as the Administrative Agent may reasonably require in connection with this Amendment and the transactions contemplated hereby.
Section 7.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK.
Section 8.Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier or other electronic imaging means.
Section 9.ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages follows.]

EXECUTED as of the first date above written.
BORROWERS:

NEWPARK RESOURCES, INC.

By:      /s/ Gregg Piontek
Name: Gregg Piontek
Title:     VP and and CFO

NEWPARK DRILLING FLUIDS LLC

By:      /s/ Gregg Piontek
Name: Gregg Piontek
Title:     Vice President

NEWPARK MATS & INTEGRATED SERVICES LLC

By:      /s/ Gregg Piontek
Name: Gregg Piontek
Title:     Vice President

EXCALIBAR MINERALS LLC

By:      /s/ Gregg Piontek
Name: Gregg Piontek
Title:     Vice President

DURA-BASE NEVADA, INC.

By:      /s/ Gregg Piontek
Name: Gregg Piontek
Title:     Vice President

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Brandon Watkins

Name:	Brandon Watkins

Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Brandon Watkins

Name:	Brandon Watkins

Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender
By:    /s/ J. Devin Mock
Name:    J. Devin Mock
Title:    Authorized Officer

[Signature Page to First Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender
By:    /s/ Nupur Kumar
Name:    Nupur Kumar
Title:    Authorized Signatory

By:    /s/ Warren Van Heyst
Name:    Warren Van Heyst
Title:    Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ Jim Norvell
Name:    Jim Norvell
Title:    Vice President

[Signature Page to First Amendment to Credit Agreement]